Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Financial Statements and Independent Auditor's Report For the Years Ended December 31, 2023 and 2022

Financial Statements and Independent Accountant's Report For the Nine Months Ended September 30, 2024 and 2023

COMPUSYSTEMS, INC.

Financial Statements and Independent Auditor's Report

Years Ended December 31, 2023 and 2022

COMPUSYSTEMS, INC.

CONTENTS

December 31, 2023 and 2022

Pages(s)

INDEPENDENT AUDITOR'S REPORT	3-5
FINANCIAL STATEMENTS
Balance Sheets	6
Statements of Operations	7
Statements of Changes in Stockholders' Equity	8
Statements of Cash Flows	9
Notes to Financial Statements	10-15

INDEPENDENT AUDITOR'S REPORT

To the Stockholders

CompuSystems, Inc.

Lisle, Illinois

Opinion

We have audited the accompanying financial statements of CompuSystems, Inc., which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompuSystems, Inc. as of December 31, 2023 and 2022, and the results of operations and its cash flows for the year then ended in accordance with the accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CompuSystems, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CompuSystems, Inc.'s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CompuSystems, Inc.'s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CompuSystems, Inc.'s ability to continue as a going concern for a reasonable period of time

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompuSystems, Inc. as of December 31, 2023 and 2022, and the changes in its net assets and cash flows for the year then ended in accordance with the accounting principles generally accepted in the United States of America.

Naperville, Illinois

December 31, 2024

COMPUSYSTEMS, INC.

BALANCE SHEETS

December 31, 2023 and 2022

	2023	2022
ASSETS
CURRENT ASSETS
Cash	$355,205	$268,098
Accounts receivable, net	373,965	1,727,034
Unbilled receivables	171,553	198,224
Materials inventory	199,383	220,291
Prepaid expenses and other	445,812	150,526
Total current assets	1,545,918	2,564,173

RIGHT-OF-USE ASSETS	813,335	1,137,702

PROPERTY AND EQUIPMENT, NET	2,446,250	4,820,745

OTHER ASSETS
Deposits	133,400	169,815
Total other assets	133,400	169,815
TOTAL ASSETS	$4,938,903	$8,692,435

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$885,865	$671,938
Accrued expenses	2,274,746	2,219,844
Customer deposits and allowances	131,404	659,768
Line of credit	2,000,000	500,000
Current maturities of long-term debt	1,883,096	2,156,655
Operating lease liabilities, current portion	282,530	291,703
Convertible debt	-	225,000
Total current liabilities	7,457,641	6,724,908

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	530,805	854,939

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value, 1,000,000 shares authorized, 362,500 shares issued and 312,500 shares outstanding	-	-
Paid-in-capital	4,160,000	4,160,000
Accumulated deficit	(6,866,775)	(2,704,644)
Less treasury stock, at cost	(342,768)	(342,768)
Total stockholders' equity (deficit)	(3,049,543)	1,112,588
TOTAL LIABILITIES AND NET ASSETS	$4,938,903	$8,692,435

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

STATEMENTS OF OPERATIONS

Years Ended December 31, 2023 and 2022

	2023	2022
SALES
Registration	$4,572,563	$5,373,449
Exhibitor services	7,729,348	8,417,328
Total sales	12,301,911	13,790,777

COST OF SALES	8,942,089	9,286,479

GROSS PROFIT	3,359,822	4,504,298

OPERATING EXPENSES
Sales and marketing	1,441,653	1,050,462
General and administrative	1,613,584	1,518,971
Depreciation and amortization	2,180,630	1,141,110
Total operating expenses	5,235,867	3,710,543

OPERATING INCOME (LOSS)	(1,876,045)	793,755

OTHER INCOME (EXPENSE) Interest income	-	18,509
Interest expense	(243,192)	(121,271)
Loss on impairment of capitalized software	(1,614,487)	-
Litigation and other	(428,407)	(270,708)
Total other income (expense)	(2,286,086)	(373,470)

NET INCOME (LOSS)	$(4,162,131)	$420,285

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Years ended December 31, 2023 and 2022

	Common Stock	Paid-In Capital	Treasury Stock	Accumulated Deficit	Total
Balance at January 1, 2022	$-	$2,381,000	$(342,768)	$(3,124,929)	$(1,086,697)

Conversion of shareholder loans	-	1,779,000			1,779,000

Net income	-			420,285	420,285

Balance at December 31, 2022	-	4,160,000	(342,768)	(2,704,644)	1,112,588

Net loss	-		-	(4,162,131)	(4,162,131)

Balance at December 31, 2023	$-	$4,160,000	$(342,768)	$(6,866,775)	$(3,049,543)

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

STATEMENT OF CASH FLOWS

Year Ended December 31, 2023 and 2022

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(4,162,131)	$420,285
Adjustments to reconcile change in net assets to net cash from operating activities
Depreciation and amortization	2,180,630	1,141,110
Loss on impairment of capitalized software	1,614,487	-
Forgiveness of debt, U.S. SBA Payroll Protection Program Loan	-	(2,016,628)
(Increase) decrease in:
Accounts receivables	1,353,069	(294,947)
Unbilled receivables	26,671	(23,439)
Materials inventory	20,908	8,071
Prepaid expenses, deposits and other	(258,876)	66,725
Increase (decrease) in
Accounts payable	213,929	137,341
Accrued expenses and other	45,962	634,713
Customer deposits and allowances	(528,364)	(844,510)
Net cash from operating activities	506,285	(771,279)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(79,696)	(28,612)
Development in progress, customized software	(1,340,926)	(1,962,308)
Net cash used in investing actvities	(1,420,622)	(1,990,920)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on revolving line of credit	1,500,000	-
Payments on long-term debt	(273,556)	921,684
Proceeds from convertible debt	-	1,310,000
Payment to shareholder for convertible debt	(225,000)	-
Net cash from financing actvities	1,001,444	2,231,684

NET INCREASE IN CASH	87,107	(530,515)

CASH, BEGINNING OF YEAR	268,098	798,613

CASH, END OF YEAR	$355,205	$268,098

Supplemental disclosure of cash flow information Cash payments for interest	$235,195	$121,271

See accompanying notes to financial statements.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023

1.	NATURE OF OPERATIONS

CompuSystems, Inc. (CSI), incorporated on July 20, 1976 under the Illinois business corporation act of 1933, provides registration, lead collection, and ancillary data processing services to the meeting, convention and tradeshow industry. CSI conducts business throughout the United States, and in Europe and Asia.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The financial statements are prepared on the accrual basis of accounting whereby revenues and assets are recognized when earned, and expenses and liabilities are recognized when incurred.

Cash

Cash consists of demand deposits in financial institutions that include balances the exceed federally insured limits. CSI has not experienced any losses on such accounts and its managment does not believe it is exposed to significant risk.

Allowance for Credit Losses

CSI grants trade credit to its customers located within and outside of the United States of America. The allowance for credit losses is an estimate based on CSI's historical collection experience.

Such allowances were $128,568 as of December 31, 2023 and 2022.

Unbilled Receivables

Unbilled receivables consist of costs incurred for future shows in excess of billing realized.

Materials Inventory

Materials inventory is stated at the lower of cost (determined under the first-in, first-out method) or market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of assets ranging from from 3 to 15 years.

CSI capitalizes in-house and contracted costs related to the design, development, and implementation of computer software marketed to clients and to exhibitors and registrants attending client events. Such capitalized costs are amortized over a three-year term.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Customer Deposits and Allowances

Customer deposits and allowances consists of remittances for future shows. Such deposits are applied to revenue in the period in which the show occurs, or refunded.

Revenue Recognition

Revenue is primarily from the sale of products, services, and digital assets, including software, applications, technology solutions, lead generation, customer support, and event-related activities. Revenue is recognized once service or product is invoiced and delivered, all typically within one year. Additional revenue is derived from rental income, physical goods sales, and other sources.

Leases

Effective January 1, 2022, CSI implemented Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No 2016-02, Leases (Topic 842), which requires the recognition of right-of-use assets and lease liabilities based on the present value of the remaining lease payments. A risk-free rate of return of 3.39% was used as the discount rate in order to determine present value.

Income Taxes

CSI has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Under these provisions, the company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income tax on their respective share of the CSI's taxable income. CSI is subject to other various state and franchise taxes in states in which operations are conducted.

CSI evaluates all significant tax positions for federal and state income tax purposes. As of December 31, 2023 and 2022, CSI does not believe it has taken any positions that would require the recording of any additional tax liability.

CSI is subject to routine audits by taxing jurisdictions. Tax years that remain open for examination generally include the current and three preceding years, however, there are currently no audits for any tax periods in progress. CSI's policy is to classify income tax related interest and penalities in interest expense and other expenses.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	PROPERTY AND EQUIPMENT

Property and equipment consists of:

	2023	2022
Production equipment and lead collection devices	$984,928	$905,232
Customized software	7,082,242	6,025,233
Customized software, development in progress	-	3,556,437
Office furniture, fixtures, and equipment	29,007	29,007
Leasehold improvements	115,283	115,283
Transportation equipment	28,237	28,237

Total property and equipment	8,239,697	10,659,429

Less accumulated depreciation and amortization	(5,793,447)	(5,838,684)

Property and equipment, net	$2,446,250	$4,820,745

Depreciation and amortization expense for 2023 and 2022 was $2,180,630 and $1,141,110, respectively. Capitalized in-house and contracted costs related to the design, development, and implementation of computer software marketed to clients and to exhibitors and registrants attending client events totaled $1,340,927 and $1,962,308, for 2023 and 2022, respectively.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023

4.	REVOLVING LINE OF CREDIT AND TERM LOAN

CSI maintains a $2,000,000 revolving line of credit (LOC) that originated in March 1, 2021, has a one-year term, is secured by a Blanket UCC Lien on all business assets, and has an interest rate equal to the prime rate as published in the Wall Street Journal plus one percent (which was 8.50% as of December 31, 2023) and has been periodically renewed. Effective October 31, 2024, the LOC has been renewed through February 28, 2025 with interest at the prime rate plus 4.00%.

Interest on the revolving line of credit is computed daily and is payable on a monthly basis.

CSI also has a term loan that originated in August 2016 in the amount of $4,912,117. This loan bears a variable interest rate equal to the lender's prime rate plus one percent (which was 8.5% as of January 31, 2023), and is collateralized by all business assets. The loan, as amended in March 2021, was due April 1, 2023 and has been periodically renewed. Effective October 31, 2024, the term loan was renewed through through February 28, 2025.

The revolving line of credit and bank loan agreements are subject to meet certain loan covenants pertaining to debt service liquidity. As of December 31, 2023, CSI was in compliance with these covenants or they were waived.

Effective April 19, 2024, CSI entered into a loan and security agreement with a related party which provides for loans up to $1,500,000 with interest payable at 15% and a maturity date of October 31, 2025.

5.	LEASES

CSI is party to separate lease agreements for its primary office space and warehouse facilities. The lease agreement for CSI’s primary office space located at 2601 Navistar Drive, Lisle, Illinois commenced in July 2020 and continued through June 2023. During July 2022, the agreement was renewed through June 2027 at an initial annual base rent of $178,882, scheduled to increase by $0.50 per rentable square foot annually through the end of the lease term. Rent expense under this agreement for the years ended December 31, 2023 and 2022 was $300,470 and $390,681, respectively.

The lease agreement for CSI’s warehouse facilities located at 4995 Varsity Drive, Lisle, Illinois commenced in October 2014 and continues through December 2025. Initial monthly rent under this agreement was $6,184 and is scheduled for 3% annual increases. Rent expense under this agreement for the years 2023 and 2022 was $94,709 and $91,951, respectively.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023

5.	LEASES (Continued)

In accordance with generally accepted accounting principles in the United States of America, CSI has recognized right-of-use assets and corresponding lease liabilities as follows:

	Office	Warehouse	Total
2024	$184,980	$97,550	$282,530
2025	189,042	100,477	289,519
2026	193,110	-	193,110
2027	113,834	-	113,834
Total lease payments	$680,966	$198,027	878,993
Less: Interest			(65,658)
Present value of lease liabilities			$813,335

6.	CONVERTIBLE DEBT

Convertible debt is comprised of loans received from CSI’s two stockholders in 2023 and 2022. The loans are unsecured, have a one-year term, and an interest rate of 8%. Each stockholder has the option to convert the loan to common stock of CSI at a valuation of one times trailing twelve months revenue. During 2022, $1,779,000 of such debt was converted to equity. During 2023, the remaining balance of $225,000 was paid back to the shareholders.

7.	U.S. SMALL BUSINESS ADMINISTRATION PAYROLL PROTECTION PROGRAM LOANS AND EMPLOYEE RETENTION CREDITS

In prior years, CSI obtained loans from the U.S. Small Business Administration under the Payroll Protection Program with interest at 1.00%. During 2022, $2,016,628 of the remaining balance was forgiven and has been offset against related payroll expenses in the accompanying financial statements. As of December 31, 2023 a residual balance of $133,000 remains and is included in current maturities of long-term debt.

Additionally, during 2022, CSI received Employee Retention Credits totaling $832,399 which have been offset against related payroll expenses in the accompanying financial statements.

8.	EMPLOYER PROFIT-SHARING AND 401(K) CONTRIBUTIONS

The Company maintains a 401(k) plan that covers substantially all of its employees. Under the 401(k) plan, the Company can voluntarily match 35% of employee contributions up to 3% of each participating employee's gross compensation. The Company did not make voluntary matching contributions to the plan in 2023 and 2022, respectively.

COMPUSYSTEMS, INC.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023

9.	CONTINGENCIES

Pursuant to an amended complaint filed on September 23, 2024, a vendor of CSI is seeking to collect from CSI approximately $929,000 in unpaid invoices. CSI has submitted its response on October 17, 2024 disputing this claim and has filed a counterclaim alleging deficiencies in services rendered, seeking damages of approximately $6 million for amounts previously paid. Due to the deficiencies in services, CSI has written off related amounts previously capitalized and recorded an impairment loss for the remaining unamortized amount of $1,614,487 as of December 31, 2023. Management plans to vigorously defend this action and does not anticipate any further losses.

10.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through December 31, 2024, which was the date that these financial statements were available for issuance

As further discussed in Note 4, CSI entered into a loan and security agreement with a related party, effective April 19, 2024 and, effective October 31, 2024, the revolving line of credit and term loan were renewed through February 28, 2025. Additionally, as discussed in Note 9 above, CSI is involved in litigation with a vendor.

On December 19, 2024, CSI entered into an asset purchase agreement with another party to sell substantially all of CSI's assets. This agreement may be terminated by mutual consent of the parties.

Other than the matters described above, management is not aware of any additional subsequent events that would require recognition or disclosure in the financial statements.